UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 7, 2011

GLOBAL INVESTOR SERVICES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

287 East 950 South
Orem, Utah 84058
 (Address of Principal Executive Offices)    (Zip Code)

Registrant’s Telephone Number, including area code: (801) 889-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

To obtain funding for working capital, the Company entered into a Subscription Agreement with several accredited investors on July 7, 2011 for the sale of (i) $1,200,000 in 8% secured convertible promissory notes (the “Notes”) and (ii) common stock purchase warrants (the “Warrants”) to purchase 30,000,000 shares of our common stock.  The closing occurred on July 7, 2011 but was deemed to be effective as of June 30, 2011.

In December 2011, to obtain additional funding for working capital, the Company entered into Subscription Agreements with two accredited investors on December 28, 2011 and December 29, 2011, for the sale of an aggregate of (i) $200,000 in 8% Notes and (ii) Warrants to purchase an aggregate of 5,000,000 shares of our common stock.  The two closings occurred on December 28, 2011 and December 29, 2011, respectively.  As a result of the above closings, the Company has issued $1,400,000 in Notes.

The Notes bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price of $0.02 per share. Based on this conversion price, the Notes in the aggregate amount of $1,400,000 excluding interest, were convertible into an aggregate of 70,000,000 shares of the Company’s common stock.

The Company may prepay the Notes only with the written consent of the holder.  The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property.

The Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.03 per share.

The sales of the Notes were completed on December 28, 2011 and December 29, 2011, respectively, with respect to an aggregate of $200,000 of the Notes and July 7, 2011 with respect to $1,200,000 of the Notes. As of the date hereof, the Company is obligated on $1,400,000 in face amount of Notes issued to the Investors. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The Notes and Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

This description of the above financing does not purport to be complete and are qualified in its entirety by reference to the financing documents, which are attached as exhibits hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Subscription Agreement (1)

4.2	Form of 8% Secured Convertible Note (1)

4.3	Form of Common Stock Purchase Warrant (1)

4.4	Form of Security Agreement (1)

(1)  Incorporated by reference to the Form 8-K Current Report as filed with the Securities and Exchange Commission on July 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

By:	/s/ WILLIAM KOSOFF
Name:	William Kosoff
Title:	Acting Chief Financial Officer and Director

Date:	January 6, 2012 Orem, Utah